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                       SECURITIES AND EXCHANGE COMMISSION
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                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         JULY 14, 1997                    COMMISSION FILE NUMBER 1-496

                            ------------------------



                              HERCULES INCORPORATED

                             A DELAWARE CORPORATION
                  I.R.S. EMPLOYER IDENTIFICATION NO.51-0023450
                                 HERCULES PLAZA
                            1313 NORTH MARKET STREET
                         WILMINGTON, DELAWARE 19894-0001
                                 (302) 594-5000



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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEMS 1, 2, 3, 4, 6, 7, 8 AND 9 ARE NOT APPLICABLE AND ARE OMITTED FROM THIS REPORT.

ITEM 5. OTHER EVENTS

      On June 26, 1997, Hercules and Jacob Holm & Sons A/S ("Jacob Holm"), a Danish company, combined their respective synthetic fibers businesses into a joint venture initially named Fiberco L.L.C. ("Fiberco"), a Delaware limited liability company. The businesses which were combined to form Fiberco had 1996 sales of approximately $300 million. Fiberco is owned 51% by Hercules and 49% by Jacob Holm and is headquartered in Wilmington, Delaware. Fiberco is governed by a Board of Managers, four chosen by Hercules and three chosen by Jacob Holm.

           Fiberco owns or controls the following entities: (i) Fiberco, Inc., a Delaware corporation, which in turn owns or controls directly or indirectly Hercules de Mexico, Hercules Fibras de Mexico, Servi Q, Hercules Fibers Argentina and 3379396 Canada Inc. and (ii) Danaklon A/S which in turn owns or controls directly or indirectly Danaklon Americas, Inc., FWB Industries GmbH, Jacob Holm Industries (China) A/S, Jacob Holm Industries (China) Textile Products Ltd. and Danaklon Europe A.G.M.

           The current members of the Board of Managers of Fiberco are:

      Board of Managers:
            Poul Ploughman Laursen - Chairman
            Vincent J. Corbo - Vice Chairman
            George MacKenzie
            Harry J. Tucci
            Dominick W. DiDonna
            Poul M. Mikkelsen
            Soeren Bansholt

           The current officers of Fiberco are:

      Officers:
            John E. Montgomery - Chief Executive Officer
            Christian Seidelin - Vice President & Chief Financial Officer Charles L. Robinson - Vice President & General Manager Americas Tommy Jespersen - Vice President & General Manager Europe
            Walter R. Curfman - Vice President & General Manager Far East/Asia Edward J. Engle - Vice President, Research & Development
            Jerome P. Hunter - Vice President, Asset Management
            Kathleen J. Trzaskos - Vice President, Human Resources
            Geoffrey E. Meyer - Vice President, Secretary & General Counsel


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      In March 1995, Hercules sold its aerospace business to Alliant Techsystems
Inc. pursuant to a Purchase And Sale Agreement between Alliant and Hercules (the "Purchase Agreement"). As part of such sale, Hercules received an ownership interest in Alliant and presently owns approximately 29% of Alliant's outstanding voting common stock. On June 27, 1997, Alliant filed a Form 10-K for its fiscal year ended March 31, 1997 and therein reported that in March 1997 Alliant received a partially unsealed complaint, initiated on an unknown date, in a qui tam action by a former employee alleging violations of the False Claims Act; the action alleges labor mischarging to the Intermediate Nuclear Force contract at Alliant's Bacchus Works facility in Magna, Utah; damages are not specified; and Alliant and Hercules have agreed to share equally the external attorneys' fees, investigative fees and related costs and expenses of this action until such time as a determination is made as to the applicability of the indemnification provisions of the Purchase Agreement. The complaint names
Alliant and Hercules as defendants.


                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto fully authorized.


                                     Hercules Incorporated

                                     By    /s/     Israel J. Floyd
                                           ------------------------------


                                           Israel J. Floyd, Corporate Secretary
                                           and Assistant General Counsel


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